PRICING SUPPLEMENT NO. 48                                         Rule 424(b)(3)
DATED: January 14, 2005                                      File No. 333-109793
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)

                                 $10,668,950,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B

Principal Amount:  $50,000,000  Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 1/20/2005  Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 1/15/2008        CUSIP#: 073928J61

Option to Extend Maturity:      No    [x]
                                Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------         ----------           ---------           ---------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate               Minimum Interest Rate:  N/A

[ ]  Federal Funds Effective Rate

[ ]  Federal Funds Open Rate             Interest Reset Date(s):  *

[ ]  Treasury Rate                       Interest Reset Period:  Monthly

[ ]  LIBOR Reuters                       Interest Payment Date(s):  **

[x]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate: 2.60%             Interest Payment Period:  Monthly

Index Maturity:  One Month

Spread (plus or minus):  +0.10%

*   On the 15th of each month prior to Maturity.

**  On the 15th of each month, including the maturity date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.